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                                                                   EXHIBIT 10.13

   DESCRIPTION OF THE REINSURANCE AGREEMENT FOR 2005 BETWEEN ACIC AND AMERICAN
      REINSURANCE COMPANY, ASPEN INSURANCE LTD. AND MAX RE LTD. EFFECTIVE
                                JANUARY 1, 2005

The Company, on behalf of American Compensation Insurance Company (ACIC), its wholly owned subsidiary, entered into reinsurance contracts for the fiscal year beginning January 1, 2005. The following summarizes the significant terms of these reinsurance agreements.

LIABILITY OF THE REINSURER

The Reinsurers shall pay to ACIC, with respect to Workers' Compensation and Employers' Liability Business, the amount of Net Loss for each Occurrence, as defined in the contracts, in excess of ACIC's retention, but not exceeding the Limits of Liability of the Reinsurer as follows:

LOSS LAYER                        REINSURER                         COMMENT
$800,000 excess of $200,000       42.5% American Reinsurance Co.    *
                                  35.0% Max Re Ltd.
                                  22.5% Aspen Insurance Ltd.

   * All business written by the Company.
     Recoveries from the MN WCRA will inure to the benefit of this treaty

COMMENCEMENT AND TERMINATION

The agreement shall apply to new and renewal policies of ACIC becoming effective at and after 12:01 A.M., January 1, 2005, and to policies in force at 12:01 A.M., January 1, 2005, with respect to losses resulting from Occurrences taking place at or after the aforesaid time and date.

Parties may terminate these agreements at any December 31st by sending to the other, by registered mail to its principal office, not less than 90 days prior written notice. The Reinsurer may also terminate the agreements in the event of significant adverse events at ACIC or in the event of a change in control of ACIC or RTW, Inc.

REINSURANCE PREMIUM

ACIC agreed to pay the reinsurers based on premiums earned for the Loss layer as shown above. This rate is in excess of the rate that we paid in 2004.